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                                                                     EXHIBIT 3.1


               NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA


       NUMBER                                           SHARES


                         Information Highway.com, Inc.

                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                               PAR VALUE: $.0001

THIS CERTIFIES THAT

                                     SAMPLE

IS THE RECORD HOLDER OF


            --Shares of INFORMATION HIGHWAY.COM, INC. Common Stock-- transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.

       Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

         /s/ John G. Robertson
         ---------------------
              President
                                      [CORPORATE SEAL]
         /s/ Jennifer Lorette
         --------------------
              Secretary


NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

                        Countersigned Registered:
                    NEVADA AGENCY AND TRUST COMPANY
                     50 WEST LIBERTY STREET, SUITE 883    By ___________________
                          RENO, NEVADA 89501                Authorized Signature